UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 2, 2019

LGI HOMES, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LGIH	NASDAQ Global Select Market

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of LGI Homes, Inc. (the “Company”) held on May 2, 2019, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in the Company’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 21, 2019.

Election of Directors (Item 1)
The following nominees for director were elected to serve one-year terms expiring at the Company's 2020 annual meeting of stockholders:

Nominee	For	Against	Withheld	Broker Non-Votes
Ryan Edone	14,594,245	—	159,181	4,735,906
Duncan Gage	14,592,512	—	160,914	4,735,906
Eric Lipar	14,582,476	—	170,950	4,735,906
Laura Miller	14,609,988	—	143,438	4,735,906
Bryan Sansbury	13,419,562	—	1,333,864	4,735,906
Steven Smith	12,155,772	—	2,597,654	4,735,906
Robert Vahradian	13,423,110	—	1,330,316	4,735,906

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 2)
The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified:

For	Against	Abstentions	Broker Non-Votes
19,444,373	25,396	19,563	—

Advisory Vote to Approve the Compensation Paid to the Named Executive Officers for 2018 (Item 3)
The advisory vote on the compensation paid to the named executive officers for 2018 was approved:

For	Against	Abstentions	Broker Non-Votes
14,468,331	65,849	219,246	4,735,906

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2019
LGI HOMES, INC.

	By:	/s/ Eric Lipar
Eric Lipar
Chief Executive Officer and Chairman of the Board